Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of
Cash Trust Series, Inc.:

In planning and performing our audits
of the financial statements of
Federated Government Cash Series,
Federated Municipal Cash Series,
Federated Prime Cash Series and
Federated Treasury Cash Series (four
of the portfolios constituting Cash
Trust Series, Inc.) (collectively, the
?Funds?) as of and for the year ended
May 31, 2013, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds?
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds? internal
control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
A company?s internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles. A
company?s internal control over
financial reporting includes those
policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the company?s annual
or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds?
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Funds?
internal control over financial
reporting and their operation,
including controls over safeguarding
securities, that we consider to be a
material weakness as defined above as
of May 31, 2013.
This report is intended solely for the
information and use of management
and the Board of Trustees of the Funds
and the Securities and Exchange
Commission and is not intended to be,
and should not be, used by anyone
other than these specified parties.





Ernst & Young LLP



Boston, Massachusetts
July 24, 2013